Exhibit 10.2

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (“Management Agreement”) is made and entered into by and between Focal Communications Corporation, a Delaware corporation (the “Company”), Focal Financial Services, Inc., a Delaware corporation, and all of its wholly-owned subsidiaries, on the one side, and Corvis Acquisition Company, Inc. (“Manager”), on the other side. This Management Agreement shall take effect on the Interim Determination Date.

Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Agreement and Plan for Merger executed by the Parties on March 3, 2004 (“Merger Agreement”).

WHEREAS, the Company conducts their business pursuant to certain Communications Licenses; and

WHEREAS, the Company and the Manager have entered into a certain Merger Agreement, pursuant to which the Company will be merged into the Manager pursuant to the Merger; and

WHEREAS, in accordance with the terms of the Merger Agreement, the Company and Manager will not consummate the Merger until such time as certain conditions to Closing have been satisfied, as set forth in Section 8.4(d) of the Merger Agreement;

WHEREAS, the Company and Manager believe that it would mutually benefit the Parties if the Manager assumed pre-acquisition management of the operation of the Company’s Business (as defined below), under the oversight and control of the Company;

WHEREAS, between the Interim Determination Date and the consummation of the Merger, Manager desires to provide pre-acquisition management services to the Company and the Company desires to engage Manager to manage the Company’s Business pending consummation of the Merger.

WHEREAS, the Parties intend to implement this Management Agreement in full compliance with the Communications Law (as defined below).

NOW, THEREFORE, in consideration of the promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Definitions. As used in this Management Agreement, the following terms have the meanings specified or referred to in this Section 1 and shall be equally applicable to both the singular and plural forms.

“Approved States” shall mean those jurisdictions where all consents, registrations, approvals, permits and authorizations listed on Item 8.1(d) of the Company Letter which are required to be obtained prior to the Effective Time by the Company or Corvis or any of their respective Subsidiaries from any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company, have been made or obtained (as the case may be). All jurisdictions are classified as either “Approved States” or “Pending States.” A jurisdiction shall automatically be classified as an Approved State upon the satisfaction of the requirements in this definition. For example, when a State PUC grants its approval to the Merger the classification of the state will automatically switch from Pending to Approved as of the date of the effective date of the State PUC action.

“Business” shall mean the business and operations of the Company of providing voice and data communications to end-user, wholesale and carrier customers.

“Communications Laws” shall mean the Communications Act of 1934, as amended, 47 U.S.C. § 151, et. seq. (the “Communications Act”); all applicable rules, regulations and policies of the FCC and the State PUCs; and any other applicable federal, state and local laws or regulations governing the Company’s Business.

“Licensees” shall mean the Subsidiaries of Focal Communications Corporation that hold a Communications License.

“Management Account” shall have the meaning ascribed to it in Section 6(a).

“Management Term” shall mean the term of this Management Agreement beginning on the Interim Determination Date and terminating in accordance with Section 9.

“Pending States” shall mean all jurisdictions other than those classified as Approved States.

“Senior Management” shall mean the Chief Executive Officer, the Chief Financial Officer, the Senior Vice President and General Counsel, the Vice President of Operations, the Executive Vice President of Sales and Marketing, and the Vice President of Engineering of the Company and each of the Company’s Subsidiaries.

2. Appointment of Manager.

(a) The Company hereby retains the Manager on its behalf and on behalf of its Subsidiaries, including but not limited to the Licensees, and Manager hereby agrees to provide, as an independent contractor, the services specified herein with respect to the Company’s Business;

(b) This Management Agreement shall be interpreted in a manner consistent with the Communications Laws;

(c) The Manager’s authority under this Management Agreement may be exercised through its employees or by directing the Company and/or the Company’s employees.

3. Approved States. With respect to the Company’s Business in the Approved States, the Manager shall exercise control over such Business, including control of operations, employees and financial matters. Manager shall be responsible for compliance with the requirements of the Communications Laws and requirements set forth in or relating to the Communications Licenses associated with the Company’s Business in the Approved states. The Company shall fully cooperate with the Manager with respect to such business and operations by, including, but not limited to:

(a) Following and complying, and directing employees to follow and comply with, the Manager’s instructions, rules and policies; and

(b) Hiring, retaining, discharging, managing and compensating any employee, other than an employee that is a part of Senior Management, as directed by the Manager. With respect to Senior Management, Manager shall only have authority to discharge and/or direct the Company to discharge any such employee for Cause, as defined below, prior to consummation of the transactions contemplated by the Merger Agreement. All employee discharges requested by the Manager shall be subject to the Company’s existing severance policies.

4. Pending States. With respect to the Company’s Business in the Pending States, the Manager shall exercise such control over the Company’s Business as permitted under the Communications Laws. Subject to the availability of funds in the Management Account, Manager shall use reasonable efforts, consistent with sound commercial practice and the Focal Plan, to provide, or cause to be provided with the assistance and direct support of the Company and its employees, all services and to perform, or cause to be performed, all duties reasonably necessary or appropriate to assist in the operations of the Company, on behalf of the Company, in the Pending States, including the following:

(a) Managing the day-to-day operations of the Company’s Business in the

Ordinary Course of Business and in compliance with all Applicable Laws, including, but not limited to, the directing of Company employees other than Senior Management with respect to paying all obligations of the Company, billing and collecting of all fees, charges or other compensation due to the Company; maintaining the Company’s network, including, but not limited to, arranging for all labor and materials required to repair and maintain the network according to standard industry practice; and handling customer inquiries;

(b) Maintenance of a Management Account as that term is defined below, including customer billing;

(c) Subject to all Applicable Laws and the consent of the Company, assisting the Company with taking all necessary action to file applications and other instruments with the appropriate authorities and taking such other steps necessary for the Business to comply with the Communications Laws; and

(d) Generally doing any and all other acts as may reasonably be necessary to manage the Company’s Business subject to the Company’s oversight and control, except for those items specifically provided in Section 5 below.

5. Company Rights and Obligations with Respect to the Business in Pending States.

The following apply with respect to the Pending States:

(a) Regulatory Compliance. The Manager acknowledges that control and authority with respect to compliance with the Communications Laws shall remain vested in the Company. Company and Manager each agree that they will take no action in contravention of the rules and regulations promulgated by the FCC, state bodies of competent jurisdiction or other governmental rules and regulations governing the Company.

(b) Access to Network. The Company shall have unfettered access and use of all equipment and facilities used or employed in the Company’s Business.

(c) Focal Plan. The Company herein approves the payment of any and all obligations or expenses incurred in the Ordinary Course of Business and consistent with the Focal Plan, as it may be modified by the Company from time to time, which the Company has reviewed and approved. The Company and the Manager agree that the purpose of the Focal Plan is to provide a tool to assist in the beneficial operation of the Company’s Business and to assure that the Company retains control of its Business in the Pending States. The Manager may, at any time, present to the Company a revised Focal Plan for the Company’s approval. The Manager and the Company shall use their commercially reasonable efforts and work in good faith to determine mutually satisfactory revisions to the Focal Plan, as the case may be, in a timely manner.

(d) Employees. The Company retains the authority to select, employ, discharge, pay or otherwise manage the Senior Management. The Manager may, as required to carry out the Focal Plan, request that the Company employ, discharge, or otherwise manage certain personnel of the Company. The Company shall promptly carry out any such requests from the Manager, provided, to the extent that the Manager’s request involves an employee who is part of Senior Management, the Company may reasonably decline the Manager’s request. Manager has no unilateral authority to select, employ, or discharge Senior Management. Notwithstanding the forgoing, the Manager shall have the right and the Company shall comply with any request to terminate any employee for cause. “Cause” shall be defined for purposes of this section and Section 3 as that which constitutes in fact and law a breach of fiduciary duty or any illegal or disreputable conduct which substantially impairs the reputation or goodwill of the Company or the Company’s Business or involves misappropriation of funds. The Manager shall have the authority to manage all of its own employees, agents, consultants or contractors. Employees of the Company shall not be considered employees, agents or contractors of the Manager for any purpose, including, but not limited to Section 10(l).

(e) Financial Structure. The Manager acknowledges that control and authority with respect to the Company’s borrowing and capitalization shall remain vested in Company. The Manager agrees that it shall not (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of the capital stock of the Company or (ii) make, alter, expand, reduce restructure or otherwise materially affect the financing obligations of the Company, and (iii) cause or to take any action or neglect to take any action that would constitute an event of default, breach or violation of the Company’s Credit Facilities.

6. Account Management and Manager Compensation.

(a) Manager shall maintain, cause to be maintained or direct the Company to maintain all customer lists and files concerning customer contracts, receipts from customers and all expenses associated with the Company’s Business (“Books and Records”) on behalf of the Company. Manager shall collect and receive payments from customers and deposit such funds into the Company’s established accounts (“Management Account”). Funds shall be disbursed from the Management Account at the direction of the Manager on the Company’s behalf only in accordance with this Management Agreement and the Focal Plan. The Books and Records shall be maintained by the Manager in a manner of accounting consistent with the Company’s current practices and in the Ordinary Course of Business. Both the Company and the Manager shall have unfettered access to the Books and Records and the Management Account during the Company’s normal business hours.

(b) The Manager shall direct and supervise the collection of all unpaid accounts receivable during the Management Term in a manner consistent with reasonable commercial practices and the Company’s past practices. Manager shall not be responsible for uncollected debt and shall not be required to initiate legal action to secure payment on any unpaid account.

(c) Except for compensation to the Manager, as provided in Section 6(e) of this Management Agreement, payments from the Management Account shall be made solely for the benefit of the Company and in accordance with the Focal Plan. The Manager shall make or cause to be made from the Management Account payments of all costs, expenses, fees and charges payable by the Company.

(d) It is the intent of the Manager and the Company that all costs, fees and charges payable by the Company with respect to the Company’s Business shall be satisfied by receipts deposited into the Management Account generated from receipts of customers of the Company, including other carriers. Company and Manager, however, recognize that such receipts may not be sufficient to meet the costs, fees and charges for which the Company will be liable. Accordingly, the Manager shall only be required to pay such costs, fees and charges and to perform the other obligations specified in this Management Agreement if, and to the extent that, there are sufficient funds in the Management Account to do so. The Focal Plan shall specify any cash that the Company will be required to provide to the Manager to meet the costs, fees, and charges that the Manager expects will not be covered by receipts deposited into the Management Account. The Manager may elect, if the Company fails to fund the Management Account to a level sufficient to meet the costs, fees and charges that will not be covered by receipts deposited into the Management Account, to deposit into the Management Account the cash necessary to meet the costs, fees, and charges of the Company’s Business, and charge the Company interest on funds so advanced at a rate equal to eight percent (8%) per annum. The funds so deposited and any interest accrued thereon shall be referred to as the “Advance.” If this Management Agreement is terminated pursuant to the provisions of Section 9(a) hereof, the Company shall remit to the Manager any Advance within five (5) days of such termination.

(e) As compensation for the management services provided pursuant to Paragraph 3 of this Management Agreement, Manager shall be entitled to retain from the Management Account, a management fee (the “Management Fee”), equal to the positive balance in the Management Account at the consummation of all transactions contemplated by the Merger Agreement.

7. Regulatory Compliance. The Parties agree to comply with the Communications Laws, including all applicable FCC and State PUC rules, regulations, and policies governing the Company and specifically agree as follows:

(a) Neither the Manager nor the Company shall represent themselves as the legal representative of the other before the FCC or State PUC, but will cooperate with each other with respect to regulatory matters concerning the Company;

(b) The Company shall, in cooperation with the Manager and with the assistance of the Manager, take all actions necessary to keep the Communications Licenses relating to the Business in Pending States in force and shall prepare and submit or review and supervise the submission to the FCC, State PUC or any other relevant authority all reports, applications, renewals, filings or other documents necessary to keep such Communications Licenses in force and in good standing;

(c) The Company shall be responsible for, in cooperation with and with the assistance of the Manager, responding promptly to all FCC or State PUC correspondence or inquiries with respect to the Business in Pending states. The Company will immediately notify Manager of the receipt of any such correspondence and inquiries with respect to the Business in the Pending States or in the Approved States. The Company shall promptly report any change of address to the FCC or State PUC, and to the Manager;

(d) The Company and Manager are familiar with the Communications Laws and nothing in this Management Agreement is intended to diminish or restrict the Company’s obligations as a holder of the Communications Licenses and both parties desire that this Management Agreement be in compliance with the Communications Laws. In the event that the FCC or State PUC determines that any provision of this Management Agreement violates any rule, policy or regulation, both parties will make good-faith efforts to immediately correct the problem and bring this Management Agreement into compliance consistent with the intent of this Management Agreement.

8. Termination.

(a) Upon Breach of Management Agreement by the Company. In the event that the Company fails to comply with any material term or obligation contained in this Management Agreement in any material respect and does not cure such failure or breach within thirty (30) days of receiving written notice from Manager thereof, then Manager may at its option, by written notice to the Company, terminate this Management Agreement.

(b) Upon Breach of Management Agreement by Manager. In the event that Manager fails to comply with any material term or obligation contained in this Management Agreement in any material respect and does not cure such failure or breach within thirty (30) days of receiving written notice from the Company thereof, then the Company may at their option, by written notice to Manager, terminate this Management Agreement.

(c) Upon Consummation of the Merger Agreement. This Management Agreement shall terminate automatically upon the consummation of the all transactions contemplated by the Merger Agreement.

(d) Upon Termination of the Merger Agreement. This Management Agreement shall terminate automatically upon the termination of the Merger Agreement.

(e) Violation of Law. In the event of a change in the rules, policies or case law precedents of the FCC or State PUC with jurisdiction over the Company that would cause this Management Agreement or any provision hereof to be in violation thereof, and the parties cannot correct the problem and bring this Management Agreement into compliance consistent with the intent of this Management Agreement, after making good faith attempts to do so pursuant to Section 7(d), then either party may terminate the Management Agreement by providing written notice to the other party.

9. Notwithstanding any other provision in this Management Agreement, Company retains the right to access, and Manager shall cooperate and make available to the Company, all books, records, accounts, work papers, documents and other information with respect to the Business in the Approved States and in the Pending States necessary for the Company to prepare Adjustment Statements, and respond fully to and resolve any Dispute Notices pursuant to Article III of the Merger Agreement.

10. General Provisions.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or when sent by facsimile (with a confirmatory copy sent by such overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Manager, to:	with a copy to:

Corvis Corporation 7015 Albert Einstein Drive Columbia, MD 21046-9400 Attn: Kim Larsen Fax No.: 443-259-4444	Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C. 12010 Sunset Hills Road, Suite 900 Reston, VA 20190-5839 Attn: Scott Meza Fax No.: 703-464-4895

and:

if to the Company, to:	with copies to:

Focal Communications Corporation 200 N. LaSalle, 11th Floor Chicago, IL 60601 Attn: Chief Financial Officer General Counsel Fax No.: (312) 895-8403	Kirkland & Ellis LLP 200 East Randolph Drive Chicago, Illinois 60601 Attn: William S. Kirsch, P.C. Margaret A. Gibson, P.C. Jeffrey W. Richards Fax No.: (312) 861-2200

(b) Counterparts. This Management Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(c) Entire Agreement; No Third-Party Beneficiaries. Except for the Confidentiality Agreement and the Merger Agreement, this Management Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Management Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

(d) Governing Law and Venue; Waiver of Jury Trial. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Management Agreement and of the documents referred to in this Management Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Management Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11(a) or in such other manner as may be permitted by law shall be valid and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS MANAGEMENT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY

HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MANAGEMENT AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS MANAGEMENT AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS MANAGEMENT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(d).

(e) Assignment. Neither this Management Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Manager may assign its rights and obligations, in whole or in part, under this Management Agreement to Corvis or any other wholly-owned direct Subsidiary of Corvis. Subject to the preceding sentence, this Management Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(f) Severability. If any term or other provision of this Management Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Management Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Management Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Management Agreement may be consummated as originally contemplated to the fullest extent possible.

(g) Retention of Remedies. In addition to any remedy to which any party hereto is specifically entitled by the terms hereof, each party shall be entitled to pursue any other remedy available to it at law or in equity (including damages, specific performance or other injunctive relief) in the event that any of the provisions of this Management Agreement were not performed in accordance with their terms or were otherwise breached.

(h) Binding Arbitration. The Parties agree that the negotiation and arbitration procedures set forth below will be the sole and exclusive remedy for resolving disputes or disagreements for money damages between any of the Parties as to the interpretation of any provision of this Management Agreement or of any of the agreements contemplated hereby, as to the performance of any obligations hereunder or thereunder, as to any determination to be made by any of the Parties hereunder or thereunder, or that otherwise arise out of this Management Agreement or any of the agreements contemplated hereby (each, a “Dispute”):

1.	In the event that any Party or Parties hereto asserts that there exists a Dispute, such Party or Parties (the “Asserting Parties”) will deliver a written notice to the other Party or Parties involved in such Dispute (the “Receiving Parties”), specifying the nature of the asserted Dispute and requesting a meeting to resolve the same (the “Dispute Notice”). Upon delivery of the Dispute Notice, the Asserting Parties and the Receiving Parties (the “Disputing Parties”) will promptly meet in a good faith effort to resolve such Dispute. If the Disputing Parties are unable to resolve such Dispute through good faith negotiations within 15 calendar days after delivery of the Dispute Notice, the Asserting Parties may commence binding arbitration hereunder by delivering to the Receiving Parties written notice of arbitration (the “Arbitration Notice”) within 60 calendar days after delivery of the Dispute Notice. Such Arbitration Notice shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Rules (as defined below) to be included therein, if any.

2.	Upon delivery of the Arbitration Notice, the Dispute will be settled exclusively by binding arbitration in the city of Chicago, Illinois. Such arbitration will be administered by the Center for Public Resources Institute for Dispute Resolutions (the “Institute”) in accordance with its then-prevailing Rules for Non-Administered Arbitration of Business Disputes (the “Rules”), by one independent and impartial arbitrator jointly selected by the Asserting Parties and the Receiving Parties (or, if they cannot agree, in accordance with the Rules).

3.	Notwithstanding anything to the contrary provided herein, the arbitration will be governed by the United States Arbitration Act, 9 U.S.C. § 1 et seq.

4.	The fees and expenses of the Institute and the arbitrator will be paid equally by the Disputing Parties to the arbitration and will be advanced by it from time to time as required; provided that at the conclusion of the arbitration, the arbitrator will award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) between the Disputing Parties based on the relative extent to which each of such Parties prevails on the merits of the Dispute.

5.	The arbitrator shall permit and facilitate such limited discovery as it shall determine appropriate in the circumstances, consistent with the arbitrator’s purpose of obtaining a swift and efficient resolution of any Dispute. The Disputing Parties will keep confidential any proprietary information or other non-public information disclosed in any such discovery.

6.	The arbitrator will render its decision and award within 90 days of the conclusion of the arbitration hearing. Notwithstanding anything to the contrary provided herein and without prejudice to the above procedures, any Disputing Party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitration panel is convened and available to hear such Party’s request for temporary relief. The award rendered by the arbitrator will be final and binding on all of the Disputing Parties and there will be no appeal from or reexamination of the final award, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any Party, or to correct manifest clerical errors. Each of the Disputing Parties may enforce such final award and a judgment thereon may be entered in any court of competent jurisdiction.

(i) No Strict Construction. The language used in this Management Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(j) Waiver. No provision of this Management Agreement shall be deemed waived by course of conduct, unless such waiver is made in a writing signed by both parties stating that it is intended specifically to modify this Management Agreement, nor shall any course of conduct operate or be construed as a waiver of any breach of this Management Agreement.

(k) Expenses. Except as otherwise expressly provided herein, each Party to this Management Agreement shall pay its own expenses (including without limitation the fees and expenses of its agents, representatives, counsel, and accountants) incidental to the negotiation, drafting, and performance of this Management Agreement.

(l) Indemnification and Limitation of Liability. Subject to the limitations in this section, Manager shall indemnify, defend and hold harmless the Company, its principals, agents and employees from and against any and all claims, damage, loss, liability, expense, including reasonable attorney’s fees, attributable to the willful misconduct of Manager, its agents, contractors or employees in connection with the performance of its rights and obligations under this Agreement, provided, such performance is (i) not in the Ordinary Course of Business; (ii) solely the responsibility of the Manager, the Company has not reviewed or approved the conduct and none of the Company’s employees were involved in the conduct; and (iii) the sole and direct cause of any damages. In no event shall the Manager have any indemnification obligation or other liability for any damages resulting from the integration or attempted integration of the Company’s Business with the current business of the Manager and its Affiliates.

IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement as of the date first above written.

CORVIS ACQUISITION COMPANY, INC.

By:	/s/ David R. Huber
Name: David R. Huber
Title: CEO

FOCAL COMMUNICATIONS CORPORATION

By:	/s/ M. Jay Sinder
Name: M. Jay Sinder
Title: CFO

FOCAL FINANCIAL SERVICES, INC.

By:	/s/ M. Jay Sinder
Name: M. Jay Sinder
Title: CFO

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